Exhibit 5.2
250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM
morrison & foerster llp

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March 11, 2015

BioLineRx Ltd.
P.O. Box 45158
19 Hartum Street
Jerusalem, Israel 94150

Re:	BioLineRx Ltd — 14,375,000 American Depositary Shares Representing 143,750,000 Ordinary Shares

Ladies and Gentlemen:

We have acted as special U.S. counsel to BioLineRx Ltd, a corporation organized under the laws of the State of Israel (the “Company”), in connection with the offering by Company of 14,375,000 American Depositary Shares (the “ADSs”), each ADS representing ten (10) ordinary shares of the Company, NIS 0.01 par value per share (the “Ordinary Shares”),  pursuant to a registration statement on Form F-3 (Registration Statement No. 333-182997) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated August 14, 2012 (the “Base Prospectus”), the preliminary prospectus supplement dated March 5, 2015, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act (the “Preliminary Prospectus Supplement”), and the final prospectus supplement dated March 6, 2015, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act (the “Final Prospectus Supplement”).  This opinion is being rendered in connection with the offering and sale by the Company of the ADSs pursuant to the terms of an Underwriting Agreement dated March 6, 2015 (the “Underwriting Agreement”) between the Company and JMP Securities LLC, as representative to the several underwriters named on Schedule 1 thereto (the “Underwriters”).  The ADSs will be issued pursuant to a Deposit Agreement dated as of July 21, 2011 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all owners and holders of ADSs of the Company issued thereunder.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

BioLineRx Ltd.
March 11, 2015
Page Two

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that, when the ADSs are issued in accordance with the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, such ADSs will be duly and validly issued and will entitle the holders thereof to the rights specified therein.

Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter.  We are opining herein as to the New York Business Corporation Law as in effect on the date hereof, and we express no opinion with respect to any other laws, rules or regulations.  This opinion is based upon currently existing laws, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. In rendering the foregoing opinions, we have relied, for matters involving Israeli law, solely on the opinion of Yigal Arnon & Co., Jerusalem, Israel.

This opinion is being rendered solely in connection with the registration of the offering and sale of the ADSs, pursuant to the registration requirements of the Securities Act.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Company’s Current Report on Form 6-K to be filed with the Commission on or about March 11, 2015, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP